EXHIBIT 99.1

Concur Exceeds Guidance With Record Second Quarter Revenue And Earnings

Company raises fiscal 2008 guidance for revenue, earnings and cash flow

REDMOND, Wash., April 30, 2008 - Concur (NASDAQ: CNQR), the world’s leading provider of on-demand Employee Spend Management services today reported financial results for its second quarter ended March 31, 2008.

Concur reported total revenue for the second quarter of fiscal 2008 of $53.7 million, driven by subscription revenue which was up 82% from the year-ago quarter. Total revenue for the quarter was up 74% from the year-ago quarter and up 9% from the prior quarter. Fiscal 2008 second quarter net income was $3.7 million, or $0.08 per share, and exceeded company expectations. This compares to net income of $1.3 million, or $0.03 per share, in the year-ago quarter.

“Revenue, earnings and cash flow for the second quarter of fiscal 2008 all exceeded our guidance,” said Steve Singh, chairman and CEO of Concur. “Based on the strength of second quarter results, prior quarter new customer additions, and exceptional execution across the business, we are once again raising our revenue, earnings and cash flow guidance for fiscal 2008. Looking ahead to the third and fourth quarters of fiscal 2008, we see a strong demand environment for our services, as businesses continue to focus on reducing operating costs.”

Singh continued, “We are executing on transformational events that are reshaping our market and our business. The launch of Concur® Travel & Expense was a game-changing innovation that is driving accelerating customer demand. The acquisition and integration of Gelco – which crossed another major milestone with the successful launch of Concur® Pay – continues to drive scale. For the remainder of the fiscal year, as we look ahead to 2009 and 2010, we will capitalize on the strong operating leverage of the business and will aggressively increase our investments to expand distribution, drive innovation and to raise the bar for service excellence.”

Financial Highlights

•	Total revenue was $53.7 million for the second quarter of fiscal 2008, up 74% compared to the year-ago quarter and up 9% sequentially.

•	Net income was $3.7 million, or $0.08 per share, for the second quarter of fiscal 2008, compared to $1.3 million, or $0.03 per share, for the year-ago quarter.

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Non-GAAP pretax income was $9.9 million, or $0.21 per share, for the second quarter of fiscal 2008, compared to $5.1 million, or $0.12 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below.

•	Non-GAAP operating margin was 19% for the second quarter of fiscal 2008, up from 17% for the year-ago quarter, and up from 17% sequentially.

•	Cash flows from operations were $17.8 million for the second quarter of fiscal 2008, up 65% from the year-ago quarter.

•	Concur repurchased 1.1 million shares of its outstanding common stock under its share repurchase program.

Recent Business Highlights

•	Concur launched Concur Travel & Expense in EMEA, pioneering a new era of One Touch Business Travel™ for clients throughout Europe.

•	Concur announced that it was selected as the winner of the prestigious ‘Expense Management Service’ award at the 14th annual Business Travel World Awards 2008 event in London.

•	Concur launched Concur Pay, the on-demand service that enables clients to automatically pay approved expense reports, virtually eliminating human intervention.

•	Concur opened German, French and Belgian Offices to further expand its European presence.

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Concur signed a global contract with Deutsche Bank AG – one of the world’s leading financial service providers – to provide travel and expense management services. Other notable clients, including Carlson Hotels Worldwide – Asia Pacific, Casto Travel, De La Rue PLC, Family Dollar Stores, Inc., Hilb Rogal & Hobbs Company, Intermec, Inc.,

Mitsui & Co. Europe PLC and TBM Consulting Group, Inc., signed new contracts for Concur services during the quarter, helping to push the company’s customer base over the 7,000 client plateau.

•	Concur appointed Rajeev Singh and Randall H. Talbot to its Board of Directors.

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Concur became the first technology company named as an NBTA Foundation Premier Partner, and continued its deep and enduring commitment to the corporate travel industry by announcing Steve Singh’s appointment to the NBTA Foundation Board of Trustees and appointing Suzanne Fletcher, Former NBTA CEO and President, as director of travel management.

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Concur announced that Choice Hotels is now delivering e-receipts directly into Concur Travel & Expense through Concur® Connect – a global program connecting more than 7,000 Concur clients, representing over $35 billion of spend, to suppliers from around the world. Choice Hotels joins a growing list of direct connect and e-receipt vendors, providing Concur clients with access to the industry’s broadest selection of travel content and most comprehensive reporting.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects total revenue to be $53.0 million for the third quarter of fiscal 2008, and to be $211.0 million for fiscal 2008.

•	Concur expects earnings per share for the third quarter of fiscal 2008 to be $0.07 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.20.

•	Concur expects earnings per share for fiscal 2008 to be $0.29 assuming an estimated effective tax rate of 39% and non-GAAP pre-tax earnings per share to be $0.79.

•	Concur expects the fiscal 2008 non-GAAP operating margin to be 18% for the year as a whole.

•	Concur expects cash flows from operations in fiscal 2008 to be $46.0 million, and capital expenditures of approximately $14.0 million.

About Concur

Concur is the world’s leading provider of on-demand Employee Spend Management services. Concur enables organizations to globally control costs by automating the processes they use to manage employee spending. Concur’s end-to-end solutions seamlessly unite online travel booking with automated expense reporting, streamline meeting management and optimize the process of managing vendor payments, employee check requests and direct reimbursements. Organizations of all sizes trust Concur to help them control spend before it occurs while eliminating paper and optimizing supplier relations. Concur’s unified approach to managing employee spend delivers a 360° view into all employee expenses, helping companies globally enforce policies and monitor vendor compliance, while delivering unprecedented control and valuable insight. Concur’s suite of on-demand services reach millions of employees across thousands of organizations around the world – streamlining business processes, reducing operating costs, improving internal controls and providing enhanced visibility and actionable expense analysis. More information about Concur is available at www.concur.com.

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All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties integrating the operations of Gelco with our operations; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability of the hosting infrastructure for our subscription service offerings; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks associated with expansion into new geographic markets; the lengthy sales cycle for our products and services; and uncertain market acceptance of recently-introduced or future products and services.

Please refer to the company’s public filings made with the Securities and Exchange Commission (http://www.sec.gov) for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com

Press Contact:

Stefanie Johansen, Weber Shandwick for Concur, 425-452-5468, sjohansen@webershandwick.com

Concur Technologies, Inc.

Income Statements

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Revenues:
Subscription	$50,832	$27,901	$97,375	$53,394
Consulting and other	2,831	2,949	5,640	6,696

Total revenues	53,663	30,850	103,015	60,090
Expenses:
Cost of operations	17,827	10,910	33,810	21,287
Sales and marketing	13,935	8,058	27,092	15,089
Systems development and programming	5,872	3,739	11,813	7,621
General and administrative	8,264	4,090	15,104	8,697
Amortization of intangible assets	1,547	785	3,113	1,608

Total expenses	47,445	27,582	90,932	54,302

Operating income	6,218	3,268	12,083	5,788
Other income (expense):
Interest income	180	213	430	395
Interest expense	(421)	(346)	(853)	(713)
Other, net	67	65	(59)	94

Total other expense, net	(174)	(68)	(482)	(224)

Income before income tax	6,044	3,200	11,601	5,564
Income tax expense	2,340	1,855	4,515	3,226

Net income	$3,704	$1,345	$7,086	$2,338

Net income per share available to common stockholders:
Basic	$0.08	$0.04	$0.16	$0.06
Diluted	0.08	0.03	0.15	0.06
Weighted average shares used in computing net income per share:
Basic	43,686	37,090	43,762	36,782
Diluted	47,349	40,521	47,604	40,341

Concur Technologies, Inc.

Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	March 31, 2008	September 30, 2007
Assets
Current assets:
Cash and cash equivalents	$17,470	$168,835
Restricted cash	901	—
Accounts receivable, net of allowance of $5,811 and $2,766	40,280	31,460
Prepaid expenses	3,882	1,797
Current portion of deferred income taxes	9,074	2,657
Other current assets	10,225	8,448

Total current assets	81,832	213,197
Property and equipment, net	32,366	24,066
Intangible assets, net	42,191	10,604
Goodwill	177,366	57,128
Deferred income tax assets, net of current portion	37,675	28,264
Deposits and other long-term assets	12,607	12,223

Total assets	$384,037	$345,482

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,191	$4,193
Customer funding liabilities	18,616	—
Accrued compensation	8,503	11,492
Acquisition-related liabilities	4,194	700
Other accrued liabilities	6,989	4,655
Current portion of long-term debt	1,656	—
Current portion of deferred rent	396	399
Current portion of deferred revenues	28,131	21,560

Total current liabilities	72,676	42,999
Long-term debt, net of current portion	30,596	5,369
Deferred rent, net of current portion	2,255	2,428
Deferred revenues, net of current portion	10,887	10,326

Total liabilities	116,414	61,122

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Authorized shares: 5,000; No shares issued or outstanding
Common stock, $0.001 par value per share	43	44
Authorized shares: 60,000
Shares issued and outstanding: 43,074 and 43,699
Additional paid-in capital	421,646	445,324
Accumulated deficit	(154,926)	(162,012)
Accumulated other comprehensive income	860	1,004

Total stockholders’ equity	267,623	284,360

Total liabilities and stockholders’ equity	$384,037	$345,482

Concur Technologies, Inc

Cash Flow Statements

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2008	2008	2007
Operating activities:
Net income	$3,704	$1,345	$7,086	$2,338
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,547	785	3,113	1,608
Depreciation	3,727	2,141	7,398	4,073
Allowance for uncollectible accounts receivable	473	493	1,732	786
Share-based compensation expense	2,310	1,069	3,358	2,297
Deferred income taxes	2,105	1,887	4,134	3,150
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(106)	569	(636)	231
Prepaid expenses and other assets	77	(1,745)	(1,502)	(2,429)
Accounts payable	306	(145)	(444)	31
Accrued liabilities	(643)	3,031	(8,396)	599
Deferred revenues	4,331	1,355	5,933	3,625

Net cash provided by operating activities	17,831	10,785	21,776	16,309

Investing activities:
Net decrease in restricted cash balances	1,994	—	1,763	—
Net increase in customer funding liabilities	(14)	—	(2,491)	—
Purchases of property and equipment	(3,194)	(3,075)	(5,674)	(5,539)
Payments for acquisition, net of cash acquired	(904)	(7,750)	(161,850)	(7,750)

Net cash used in investing activities	(2,118)	(10,825)	(168,252)	(13,289)

Financing activities:
Net proceeds from share-based award activity	646	5,033	3,025	5,511
Proceeds from employee stock purchase plan activity	355	231	583	419
Payments on repurchase of common stock	(30,888)	(1,853)	(30,888)	(1,853)
Net proceeds from borrowings	7,812	—	23,210	—
Repayments on borrowings and capital leases	(408)	(595)	(831)	(1,212)

Net cash provided by (used in) financing activities	(22,483)	2,816	(4,901)	2,865

Effect of foreign currency exchange rate changes on cash and cash equivalents	252	6	12	233

Net increase (decrease) in cash and cash equivalents	(6,518)	2,782	(151,365)	6,118
Cash and cash equivalents at beginning of period	23,988	19,670	168,835	16,334

Cash and cash equivalents at end of period	$17,470	$22,452	$17,470	$22,452

Concur Technologies, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Operating income:
Operating income	$6,218	$3,268	$12,083	$5,788
Income from operations as a % of total reveneue (Operating Margin)	12%	11%	12%	10%
Add back:
Share-based compensation expense	2,310	1,069	3,358	2,297
Amortization of intangible assets	1,547	785	3,113	1,608

Non-GAAP operating income	$10,075	$5,122	$18,554	$9,693

Non-GAAP operating income as a % of total revenue (Non-GAAP Operating Margin)	19%	17%	18%	16%
Net income:
Net income	$3,704	$1,345	$7,086	$2,338
Add back:
Share-based compensation expense	2,310	1,069	3,358	2,297
Amortization of intangible assets	1,547	785	3,113	1,608
Income tax expense	2,340	1,855	4,515	3,226

Non-GAAP pre-tax income	$9,901	$5,054	$18,072	$9,469

Diluted income per share:
Diluted income per share	$0.08	$0.03	$0.15	$0.06
Add back:
Share-based compensation expense	0.05	0.03	0.07	0.05
Amortization of intangible assets	0.03	0.02	0.06	0.04
Income tax expense	0.05	0.04	0.10	0.08

Non-GAAP pre-tax diluted income per share	$0.21	$0.12	$0.38	$0.23

Shares used in calculation of diluted non-GAAP income per share:	47,349	40,521	47,604	40,341

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. Concur believes that its non-GAAP financial measures also facilitate the comparison of results for current periods and business outlook for future periods with results of past periods. Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income; non-GAAP operating margin; non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation expenses. Concur’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options and restricted stock units (“RSU”) that it records under the provisions of Statement of Financial Accounting Standard No. 123(R). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets, other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Income tax expense. Concur excludes this expense from its non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of this expense facilitates the comparison of business outlook for future periods with results for prior periods, which did not include income tax expense.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP pre-tax income, and non-GAAP pre-tax diluted income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation, along with GAAP measures, such as revenue.

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Because share-based compensation expense, amortization of intangible assets are non-cash in nature and income tax expense is largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP pre-tax income and non-GAAP pre-tax diluted income per share provide a more focused view of the operations of its business. In particular, share-based compensation expense amounts are difficult to forecast, because the magnitude of the charges depends upon the volume and timing of stock option and RSU grants - which are unpredictable and can vary dramatically from period to period - and external factors such as interest rates and the trading price and volatility of Concur’s common stock. In addition, the income tax expense can vary significantly because losses in its foreign operations are not included in the calculation of the consolidated income tax expense as we have not yet released the reserves against the deferred tax assets for our foreign operations. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding options is reflected in fully-diluted shares outstanding used in calculating both GAAP earnings per share and our non-GAAP pre-tax diluted income per share.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management, facilitates comparison of its results across historical and future periods, and because its non-GAAP financial measures provide a special focus on the underlying operating performance of the business relative to expectations.